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                                                                     EXHIBIT 4.2


                                    SUPPLEMENTAL INDENTURE (this "Supplemental
                           Indenture") dated as of July 30, 1999, among CHAMPION ENTERPRISES, INC., a Michigan corporation (the "Company"), each of the Company's subsidiaries listed in Schedule 1 hereto (the "New Subsidiary Guarantors"), the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the Indenture referred to below, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee under the indenture referred to below (the "Trustee").


                              W I T N E S S E T H :


                  WHEREAS the Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of May 3, 1999, providing for the issuance of an aggregate principal amount of up to $200,000,000 of 7 5/8% Senior Notes Due 2009 (the "Securities");

                  WHEREAS the Company has determined for its benefit and for the benefit of the Securityholders to cause the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantors shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guaranty substantially on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.


                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. Agreement to Guarantee. The New Subsidiary Guarantors hereby agree, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Indenture and the


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                                                                              2



Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

                  2. Amendment. The definition of "Subsidiary Guarantor" in
Section 1.01 of the Indenture shall be amended by adding the phrase "or Section 9.01" after the phrase "pursuant to Section 4.06".

                  3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  5. Trustee Makes No Representation. The Trustee makes no representation as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or for the recitals contained herein, all of which recitals are made solely by the Company, the Existing Subsidiary Guarantors and the New Subsidiary Guarantors.

                  6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


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                                                                              3


                  7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                           CHAMPION ENTERPRISES, INC.,

                                           by /s/ John J. Collins, Jr.
                                              --------------------------------
                                              Name: John J. Collins, Jr.
                                              Title: Secretary

                                           EXISTING SUBSIDIARY GUARANTORS:

                                           A-1 HOMES GROUP, INC.
                                           ACCENT MOBILE HOMES, INC.
                                           AUBURN CHAMP, INC.
                                           CHAMPION HOME BUILDERS CO.
                                           CHANDELEUR HOMES, INC.
                                           CREST RIDGE HOMES, INC.
                                           DUTCH HOUSING, INC.
                                           GRAND MANOR, INC.
                                           HEARTLAND HOMES, INC.
                                           HOMES OF LEGEND, INC.
                                           HOMES OF MERIT, INC.
                                           LAMPLIGHTER HOMES, INC.
                                           LAMPLIGHTER HOMES (OREGON), INC.
                                           REDMAN BUSINESS TRUST
                                           REDMAN HOMES, INC.
                                           SOUTHERN SHOWCASE FINANCE, INC.



                                           NEW SUBSIDIARY GUARANTORS:

                                           ALPINE HOMES, INC.
                                           AMERICAN TRANSPORT, INC.
                                           ART RICHTER INSURANCE, INC.
                                           BRYAN MOBILE HOMES, INC.
                                           BUILDERS CREDIT CORPORATION
                                           CAC FUNDING CORPORATION
                                           CAL-NEL, INC.
                                           CARE FREE HOMES, INC.
                                           CARNIVAL HOMES, INC.

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                                                                              4

                                           CENTRAL MISSISSIPPI MANUFACTURED
                                           HOUSING, INC.
                                           CHAMPION FINANCIAL CORPORATION
                                           CHAMPION HOME CENTERS, INC.
                                           CHAMPION HOME COMMUNITIES, INC.
                                           CHAMPION MOTOR COACH, INC.
                                           CLIFF AVE. INVESTMENTS, INC.
                                           COLONIAL HOUSING, INC.
                                           COUNTRY ESTATES HOMES, INC.
                                           COUNTRYSIDE HOMES, INC.
                                           CRESTPOINTE FINANCIAL SERVICES,
                                           INC.
                                           FACTORY HOMES OUTLET, INC.
                                           FACTORY OUTLET, INC.
                                           FLEMING COUNTY INDUSTRIES, INC.
                                           GATEWAY ACCEPTANCE CORP.
                                           GATEWAY MOBILE & MODULAR HOMES,
                                           INC.
                                           GATEWAY PROPERTIES CORP.
                                           GEM HOMES, INC.
                                           HOMEPRIDE FINANCE CORP.
                                           HOMES AMERICA FINANCE, INC.
                                           HOMES AMERICA OF ARIZONA, INC.
                                           HOMES AMERICA OF CALIFORNIA, INC.
                                           HOMES AMERICA OF OKLAHOMA, INC.
                                           HOMES AMERICA OF UTAH, INC.
                                           HOMES AMERICA OF WYOMING, INC.
                                           I.D.A., INC.
                                           IMPERIAL HOUSING, INC.
                                           INVESTMENT HOUSING, INC.
                                           ISEMAN CORP.
                                           JASPER MOBILE HOMES, INC.
                                           KENTUCKYBILT HOMES, INC.
                                           LAKE COUNTRY LIVING, INC.
                                           M&J SOUTHWEST DEVELOPMENT CORP.
                                           MANUFACTURED HOUSING OF LOUISIANA,
                                           INC.
                                           MOBILE FACTORY OUTLET, INC.
                                           MODULINE INTERNATIONAL, INC.
                                           NORTHSTAR CORPORATION
                                           PHILADELPHIA HOUSING CENTER, INC.
                                           PREMIER HOUSING, INC.
                                           REDMAN HOMES MANAGEMENT COMPANY,
                                           INC.
                                           REDMAN INDUSTRIES, INC.
                                           REDMAN INVESTMENT, INC.
                                           REDMAN MANAGEMENT SERVICES BUSINESS
                                           TRUST
                                           REDMAN RETAIL, INC.


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                                                                              5

                                           REGENCY SUPPLY COMPANY, INC.
                                           SAN JOSE ADVANTAGE HOMES, INC.
                                           SERVICE CONTRACT CORPORATION
                                           SOUTHERN SHOWCASE HOUSING, INC.
                                           STAR FLEET, INC.
                                           THE OKAHUMPKA CORPORATION
                                           THOMAS HOMES OF AUSTIN, INC.
                                           THOMAS HOMES OF BUDA, INC.
                                           THOMAS HOMES OF TEXAS, INC.
                                           TOM TERRY ENTERPRISES, INC.
                                           TRADING POST MOBILE HOMES, INC.
                                           U.S.A. MOBILE HOMES, INC.
                                           VICTORY INVESTMENT COMPANY
                                           VIDOR MOBILE HOME CENTER, INC.
                                           WESTERN HOMES CORPORATION
                                           WHITWORTH MANAGEMENT, INC.
                                           WRIGHT'S MOBILE HOMES, INC.


                                           THE UNDERSIGNED IS THE AUTHORIZED
                                           SIGNATORY FOR THE EXISTING
                                           SUBSIDIARY GUARANTORS AND THE NEW
                                           SUBSIDIARY GUARANTORS,


                                           by John J. Collins, Jr.
                                              ----------------------------------
                                              Name: John J. Collins, Jr.
                                              Title: Secretary


                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Trustee,

                                           by /s/ Sandra Caruba
                                              ----------------------------------
                                              Name: Sandra Caruba
                                              Title: Vice President



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                                   Schedule 1


          ALPINE HOMES, INC.                   MANUFACTURED HOSING OF LOUISIANA,
          AMERICAN TRANSPORT, INC.               INC.
          ART RICHTER INSURANCE, INC.          MOBILE FACTORY OUTLET, INC.
          BRYAN MOBILE HOMES, INC.             MODULINE INTERNATIONAL, INC.
          BUILDERS CREDIT CORPORATION          NORTHSTAR CORPORATION
          CAC FUNDING CORPORATION              PHILADELPHIA HOUSING CENTER, INC.
          CAL-NEL, INC.                        PREMIER HOUSING, INC.
          CARE FREE HOMES, INC.                REDMAN HOMES MANAGEMENT COMPANY,
          CARNIVAL HOMES, INC.                   INC.
          CENTRAL MISSISSIPPI                  REDMAN INDUSTRIES, INC.
            MANUFACTURED HOUSING, INC.         REDMAN INVESTMENT, INC.
          CHAMPION FINANCIAL CORPORATION       REDMAN MANAGEMENT SERVICES
          CHAMPION HOME CENTERS, INC.            BUSINESS TRUST
          CHAMPION HOME COMMUNITIES,           REDMAN RETAIL, INC.
            INC.                               REGENCY SUPPLY COMPANY, INC.
          CHAMPION MOTOR COACH, INC.           SAN JOSE ADVANTAGE HOMES, INC.
          CLIFF AVE. INVESTMENTS, INC.         SERVICE CONTRACT CORPORATION
          COLONIAL HOUSING, INC.               SOUTHERN SHOWCASE FINANCE, INC.
          COUNTRY ESTATES HOMES, INC.          STAR FLEET, INC.
          COUNTRYSIDE HOMES, INC.              THE OKAHUMPKA CORPORATION
          CRESTPOINTE FINANCIAL                THOMAS HOMES OF AUSTIN, INC.
            SERVICES, INC.                     THOMAS HOMES OF BUDA, INC.
          FACTORY HOMES OUTLET, INC.           THOMAS HOMES OF TEXAS, INC.
          FACTORY OUTLET, INC.                 TOM TERRY ENTERPRISES, INC.
          FLEMING COUNTY INDUSTRIES,           TRADING POST MOBILE HOMES, INC.
            INC.                               U.S.A. MOBILE HOMES, INC.
          GATEWAY ACCEPTANCE CORP.             VICTORY INVESTMENT COMPANY
          GATEWAY MOBILE & MODULAR             VIDOR MOBILE HOME CENTER, INC.
            HOMES, INC.                        WESTERN HOMES CORPORATION
          GATEWAY PROPERTIES CORP.             WHITWORTH MANAGEMENT, INC.
          GEM HOMES, INC.                      WRIGHT'S MOBILE HOMES, INC.
          HOMEPRIDE FINANCE CORP.
          HOMES AMERICA FINANCE, INC.
          HOMES AMERICA OF ARIZONA, INC.
          HOMES AMERICA OF CALIFORNIA,
            INC.
          HOMES AMERICA OF OKLAHOMA
            INC.
          HOMES AMERICA OF UTAH, INC.
          HOMES AMERICA OF WYOMING, INC.
          I.D.A., INC.
          IMPERIAL HOUSING, INC.
          INVESTMENT HOUSING, INC.
          ISEMAN CORP.
          JASPER MOBILE HOMES, INC.
          KENTUCKYBILT HOMES, INC.
          LAKE COUNTRY LIVING, INC.
          M&J SOUTHWEST DEVELOPMENT
            CORP.